                                  EXHIBIT 11.1
                  BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                  -----------------------

                                                                          1995             1994             1993
                                                                          ----             ----             ----

 PRIMARY EARNINGS PER SHARE(a)
 ------- -------- --- -----
   Net income (loss) attributable to common stock                      $ 10,591,035      $ 2,954,161      $(4,828,590)


   Weighted average number of common shares outstanding                  25,083,570       24,850,922       18,608,770
                                                                        ===========       ==========       ==========
 Primary earnings (loss) per share                                     $       0.42      $     0.12       $     (0.26)
                                                                        ===========       ==========       ==========

 ADDITIONAL PRIMARY COMPUTATION
 ---------- ------- -----------

   Net income (loss) attributable to common stock                      $ 10,591,035      $ 2,954,161      $(4,828,590)
 Shares
   Weighted average number of common shares outstanding                  25,083,570       24,850,922       18,608,770
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
      proceeds from exercise of such options                              1,589,913          463,104               --
                                                                        -----------      -----------      -----------
 Primary weighted average number of common shares outstanding
     as adjusted                                                         26,673,483       25,314,026       18,608,770
                                                                        ===========       ==========       ==========
 Primary earnings (loss) per share (b)                                 $       0.40      $      0.12      $     (0.26)
                                                                        ===========       ==========       ==========
 ASSUMING FULL DILUTION
- -----------------------
   Net income (loss) attributable to common stock                      $ 10,591,035      $ 2,954,161      $(4,828,590)
 Shares
   Weighted average number of common shares outstanding                  25,083,570       24,850,922       18,608,770
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
      proceeds from exercise of such options                              2,205,773          565,870               --
   Weighted average number of common shares outstanding as              -----------      -----------      -----------
      adjusted                                                           27,289,343       25,416,792       18,608,770
                                                                        ===========       ==========       ==========
 Earnings (loss) per common share assuming full dilution (b)           $       0.39      $      0.12      $     (0.26)
                                                                        ===========       ==========       ==========


 ADDITIONAL FULLY DILUTED COMPUTATION
 ------------------------------------
 Additional adjustment to net income (loss) as adjusted per fully diluted computation above:
   Net income (loss) as adjusted per fully diluted computation
      above                                                             $10,591,035      $ 2,954,161     $(4,828,590)
   Add after tax interest expense attributable to convertible
      notes                                                                 345,520          372,960          372,960

   Add after tax interest expense attributable to convertible
      debentures                                                            455,279          514,240          514,240
                                                                        -----------      -----------      -----------
       Net income (loss) as adjusted                                    $11,391,834      $ 3,841,361     $(3,941,390)

 Additional adjustment to weighted average number of shares
    outstanding:
   Weighted average number of common shares outstanding                  25,083,570       24,850,922       18,608,770
   Add shares assuming conversion of convertible debentures                 585,295          650,237          650,237
   Add shares assuming conversion of convertible notes                      388,324          397,477          397,477
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
      proceeds from exercise of such options                              2,205,773          565,870
                                                                        -----------      -----------      -----------
   Weighted average number of common shares outstanding as
      adjusted                                                           28,262,962       26,464,506       19,656,484
                                                                        ===========       ==========       ==========


 Earnings (loss) per common share assuming full dilution (c)            $      0.40       $     0.15       $    (0.20)
                                                                        ===========       ==========       ==========
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(a)  These figures agree with the related amounts in the statements of operations.

(b)  This calculation is submitted in accordance with Regulations S-K Item
601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion
No. 15 for 1994 and 1993 because it results in dilution of less than 3%.

(c)  This calculation is submitted in accordance with Regulation S-K Item 601
(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.